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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Building Materials Corporation of America:

We consent to the incorporation by reference in the registration statements (333-119608 and 333-122489) on Form S-4 of Building Materials Corporation of America of our report dated March 24, 2005, with respect to the consolidated balance sheets of Building Materials Corporation of America and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2004, and the related consolidated financial statement schedule, which report appears in the December 31, 2004 annual report on Form 10-K of Building Materials Corporation of America.

KPMG LLP

Short Hills, New Jersey
March 24, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM